SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                          DATE OF REPORT: May 22, 2001

                                JORE CORPORATION

                000-26889                         81-0465233
        (Commission File Number)        (IRS Employer Identification No.)

                             A Montana Corporation

                    45000 Highway 93 South, Ronan, MT 59864

                                  406/676-4900

Item 3.  Bankruptcy or Receivership

On May 22, 2001, Jore Corporation (the "Company")filed for voluntary reorganization under Chapter 11 of the U.S. Bankruptcy Code (the "Code") in the District of Montana (the "Proceeding"). The Company's case number is 01-31609-11. The Company will remain in possession of its assets and operate under the protection of the Code as a debtor-in-possession. As a debtor-in-possession under the Code, the Company is authorized to operate its business in the normal course, subject to the supervision of the Bankruptcy Court. The Company issued a press release, dated May 22, 2001, announcing the filing and its first quarter operating results, which is attached hereto as an exhibit. During the pendency of the Proceeding, the Company will file monthly reports with the Office of the United States Trustee in Great Falls, Montana, as required by the Code, in lieu of filing reports on Form 10-Q and Form 10-K. In addition during the pendency of the Proceeding, the Company will file the Code-required reports with the Securities and Exchange Commission as exhibits to reports on Form 8-K.

Item 5.  Other Events

Board of Directors Changes
--------------------------
In the May 22, 2001 press release, attached hereto as an exhibit, Jore also announced a restructuring of its board of directors and management team. At a board meeting held May 17, 2001, James K. Loebbecke replaced Matthew B. Jore as chairman of the board. Gerald McConnell, formerly President, was appointed Chief Executive Officer of the Company and appointed to the board. Matthew B. Jore will remain as board member.

Annual  Shareholders  Meeting
-----------------------------
On May 31, 2001, the Company issued a press release announcing a change in its annual shareholder meeting from June 4, 2001 to August 31, 2001. The postponement of the annual meeting will allow the Company to prepare and distribute new proxy materials for the above-mentioned change in the board of directors. This press release is attached hereto as an exhibit.


(C)  Exhibits

        Exhibit Number                  Description
        99.1                            Press Release dated May 22, 2001
        99.2                            Press Release dated May 31, 2001

                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized. JORE CORPORATION


        May 31, 2001                    By:  /s/ Mick Quinlivan
                                             Mick Quinlivan
                                             Chief Financial Officer